UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2017

TerraVia Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Gateway Boulevard
South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 780-4777

Not Applicable

(Former name or former address, if changed since last report.)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company                    

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                    

Item 1.03 Bankruptcy or Receivership.

On August 2, 2017 (the “Petition Date”), TerraVia Holdings, Inc. (“TerraVia” or the “Company”) and certain of its subsidiaries (collectively with TerraVia, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions,” and the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Debtors have filed a motion with the Court seeking to administer all of the Chapter 11 Cases jointly under the caption In re TerraVia Holdings, Inc., et al. (Case No. 17-11655). No trustee has been appointed, and the Debtors will continue to operate their businesses as “debtors in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. The Debtors expect to continue their operations without interruption during the pendency of the Chapter 11 Cases. To maintain and continue uninterrupted ordinary course operations during the Chapter 11 Cases, the Debtors have filed a variety of “first day” motions seeking approval from the Court for various forms of customary relief.

The subsidiary Debtors in the Chapter 11 Cases are: Solazyme Brazil LLC and Solazyme Manufacturing 1, LLC.

In connection with the Chapter 11 Cases, the Debtors filed a motion seeking authority to execute, enter into and perform under a debtor-in-possession financing on the terms set forth in that certain Senior Secured Super-Priority Debtor in Possession Credit and Security Agreement (the “DIP Credit Agreement”), by and among the Company, as borrower (the “Borrower”), each of the other Debtors, as subsidiary guarantors (each, a “Guarantor” and collectively with the Borrower, the “DIP Loan Parties”), each of the DIP Lenders (as defined therein), and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (in such capacities, the “DIP Agent”), a form of which DIP Credit Agreement was filed with the Court on the Petition Date. The DIP Credit Agreement provides for a senior secured debtor-in-possession term loan financing facility (the “DIP Facility”) in an aggregate amount of up to $10.0 million, which may be funded in not more than two draws. The DIP Facility will become available upon the satisfaction of customary conditions precedent thereto, including the entry of an order of the Bankruptcy Court approving the DIP Facility on an interim basis.

The proceeds of the DIP Facility will be used by the Company in accordance with an approved budget (i) for general corporate and working capital purposes in the ordinary course of business; (ii) for costs and expenses of administration of the Chapter 11 Cases and (iii) for the payment of restructuring costs in connection with the Chapter 11 Cases, including the payment of the fees, costs and expenses related to the DIP Facility.

The maturity date of the loans to be made under the DIP Facility is the earliest to occur of: (i) consummation of a sale of all or substantially all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code, (ii) the effective date of a chapter 11 plan or (iii) December 31, 2017, subject to earlier termination upon the occurrence of an Event of Default (as defined in the DIP Credit Agreement). The outstanding principal on the loans under the DIP Facility will bear interest at a rate of LIBOR plus 12.0%, payable monthly in cash in arrears.

Pursuant to the terms of the DIP Credit Agreement, the Guarantors will guarantee the obligations of the Borrower under the DIP Facility. Subject to certain exceptions, the DIP Facility will be secured by a first priority perfected security interest in all of the assets of each DIP Loan Party. The security interests and liens are subject only to certain carve-outs and certain permitted liens (including the liens on certain of TerraVia’s deposit accounts in favor of Silicon Valley Bank pursuant to that certain Amended and Restated Loan and Security Agreement, dated as of May 2, 2017, between Silicon Valley Bank and the Borrower, as set forth in the DIP Credit Agreement.)

The DIP Facility is subject to certain customary affirmative and negative covenants and events of default as set forth in the DIP Credit Agreement.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement.

On August 1, 2017, the Company and certain of its subsidiaries (together, the “Sellers”) entered into a “stalking horse” Stock and Asset Purchase Agreement (the “Purchase Agreement”) with Corbion N.V. (in such capacity, the “Purchaser”) pursuant to which the Purchaser agreed to purchase a substantial portion of the assets of the Company (such assets, the “Assets,” and such transaction, the “Asset Sale”) for a purchase price of $20 million plus the assumption of certain liabilities as set forth in the Purchase Agreement. The Sellers have sought the Bankruptcy Court’s approval of the Purchaser as the “stalking horse” bidder in an auction of the Assets under Section 363 of the Bankruptcy Code. If approved by the Bankruptcy Court as the stalking horse bidder, the Purchaser’s offer to purchase the Assets, as set forth in the Purchase Agreement, would be the standard by which any other bids to purchase the Assets would be evaluated.

The consummation of the Asset Sale is subject to certain customary conditions precedent as specified in the Purchase Agreement. The Purchase Agreement also provides for a break-up fee and expense reimbursement payable to the Purchaser upon the occurrence of certain events.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement filed hereto as Exhibit 2.1.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described in Item 1.03 constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (collectively, the “Debt Instruments”):

•	Indenture, dated as of January 24, 2013, between TerraVia (f/k/a Solazyme, Inc.), as issuer, and Wilmington Trust, N.A. , as successor trustee to Wells Fargo Bank, National Association (the “2018 Indenture” and the senior notes issued thereunder, the “2018 Notes”);

•	Indenture, dated as of April 1, 2014, between TerraVia (f/k/a Solazyme, Inc.), as issuer, and GLAS Trust Company LLC, as successor trustee to Wells Fargo Bank, National Association, as successor trustee (the “2019 Indenture” and the senior notes issued thereunder, the “2019 Notes”); and

•	Amended and Restated Loan and Security Agreement dated as of May 2, 2017 between TerraVia, as borrower, and Silicon Valley Bank.

As of July 31, 2017, the Company had approximately (i) $32.5 million in outstanding obligations under the 2018 Notes and (ii) $140.5 million outstanding under the 2019 Notes. The Debt Instruments provide that as a result of the commencement of the Chapter 11 Cases, the principal and accrued interest due thereunder shall be automatically and immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the filing of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 7.01 Regulation FD Disclosure.

On August 2, 2017, TerraVia issued a press release announcing the filing of the Chapter 11 Cases, as described in Item 1.03. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of TerraVia’s under the Securities Act of 1933, as amended (the “Securities Act”), unless specifically identified therein as being incorporated therein by reference.

Item 8.01 Other Events.

The Company cautions that trading in TerraVia’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for TerraVia’s securities may bear little or no relationship to the actual recovery, if any, by holders of TerraVia’s securities in the Chapter 11 Cases.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things, the risk factors discussed in this Current Report and in our most recent Quarterly Report on Form 10-Q as well as in other reports filed from time to time by the Company with the Securities and Exchange Commission, most of which are beyond our control. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this Current Report are forward-looking statements. Although we believe that the forward-looking statements contained in this Current Report are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this Current Report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

These forward-looking statements relate, in part, to (i) the Company’s ability to obtain approval with respect to motions in the Chapter 11 cases and the Bankruptcy Court’s rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general; (ii) the length of time the Debtors will operate under the Chapter 11 cases; (iii) risks associated with third-party motions in the Chapter 11 cases, which may interfere with the Debtors’ ability to develop and consummate the Asset Sale; (iv) the potential adverse effects of the Chapter 11 cases on the Debtors’ liquidity, results of operations or business prospects; (v) increased legal and advisor costs related to the Chapter 11 cases and other litigation and the inherent risks involved in a bankruptcy process; (vi) the effect of the Chapter 11 Cases on the trading price in TerraVia’s securities and (vii) other factors disclosed by the Company from time to time in its filings with the SEC, including those described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
	2.1	Stock and Asset Purchase Agreement, dated as of August 1, 2017, by and among TerraVia Holdings, Inc., Solazyme Manufacturing 1, LLC and Corbion N.V.
	99.1	Press Release dated August 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerraVia Holdings, Inc.

Date: August 2, 2017	By:	/s/ Apurva S. Mody
Apurva S. Mody
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock and Asset Purchase Agreement, dated as of August 1, 2017, by and among TerraVia Holdings, Inc., Solazyme Manufacturing 1, LLC and Corbion N.V.
99.1	Press Release dated August 2, 2017.